EXHBIT 99.1

Air Lease Corporation Announces Third Quarter 2015 Results

Los Angeles, California, November 5, 2015 — Air Lease Corporation (ALC) (NYSE: AL) announced today financial results for the three and nine months ended September 30, 2015. Items of note included:

•	Diluted EPS increased 22% to $0.71 for the three months ended September 30, 2015 as compared to $0.58 for the three months ended September 30, 2014.
•	Adjusted diluted EPS increased 21% to $1.20 for the three months ended September 30, 2015 as compared to $0.99 for the three months ended September 30, 2014.
•	Revenues increased 20% to $313 million for the three months ended September 30, 2015 as compared to $262 million for the three months ended September 30, 2014.
•

Income before taxes increased 24% to $120 million with a pretax margin of 38% for the three months ended September 30, 2015 as compared to $96 million with a pretax margin of 37% for the three months ended September 30, 2014.

•

Market demand remains strong for our aircraft and order book.  We are 94% placed through 2017 and have maintained 100% utilization of our current fleet across a diverse customer base of 89 airlines in 50 countries.

•	In October 2015, Standard & Poor's Ratings Services revised its outlook on ALC to positive from stable and affirmed all ratings on ALC, including its 'BBB-' corporate credit rating.
•	In August 2015, we completed a senior unsecured notes offering of $500 million due 2018 at 2.625%.
•	In September 2015, we entered into an agreement to increase the capacity of our Syndicated Unsecured Revolving Credit Facility by $90 million to $2.8 billion.
•

Increased our annual cash dividend by 25%, from $0.16 per share per annum to $0.20 per share per annum. The next quarterly dividend of $0.05 per share will be paid on January 6, 2016 to holders of record of our common stock on December 14, 2015.

The following table summarizes the results for the three and nine months ended September 30, 2015 and 2014 (in thousands, except share amounts):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015	2014	$ change	% change	2015	2014	$ change	% change
Revenues	$313,126	$261,939	$51,187	19.5%	$896,143	$764,549	$131,594	17.2%
Income before taxes	$119,587	$96,277	$23,310	24.2%	$267,725	$286,666	$(18,941)	(6.6)%
Net income	$77,042	$62,433	$14,609	23.4%	$172,492	$185,867	$(13,375)	(7.2)%
Diluted EPS	$0.71	$0.58	$0.13	22.4%	$1.60	$1.73	$(0.13)	(7.5)%
Adjusted income before taxes(1)	$131,654	$107,582	$24,072	22.4%	$374,879	$319,790	$55,089	17.2%
Adjusted diluted EPS(1)	$1.20	$0.99	$0.21	21.2%	$3.43	$2.95	$0.48	16.3%

(1)

Adjusted net income and adjusted diluted earnings per share have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted diluted EPS.

“ALC continued to execute its long-term business plan delivering a 38% pretax profit margin, a 24% increase in our pretax income and a 20% increase in our revenues compared to the third quarter of 2014.    The consistency of these results along with our strong credit metrics will continue to benefit ALC’s capital raising and competitive position.  Recognizing ALC's continuing strong performance, our Board authorized an increase in ALC's quarterly dividend to $0.05 per share,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“Continued positive global passenger traffic trends have generated robust demand for aircraft in our order book and maintained the values of our used aircraft.  This year to date, ALC has added 17 new customers and signed 67 lease agreements.  Airline customer demand for both the modern narrowbody and widebody aircraft in our fleet remains healthy and we see stability in the market for aircraft pricing as evidenced by our aircraft sales to date and what we see in our forward deal pipeline,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Flight Equipment Portfolio

As of September 30, 2015, we owned 235 aircraft in our operating lease portfolio and we leased the aircraft to a globally diversified customer base of 89 airlines in 50 countries. During the quarter ended September 30, 2015, we took delivery of nine aircraft from our order book and acquired three incremental aircraft. In addition, we sold four aircraft, which were previously classified as held for sale as of June 30, 2015. We also added two aircraft to our managed fleet ending the quarter with 26 aircraft managed for third parties.

Below are portfolio metrics of our fleet as of September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Owned fleet	235	213
Managed fleet	26	17
Weighted-average fleet age(1)	3.5 years	3.5 years
Weighted-average remaining lease term(1)	7.3 years	7.3 years
Aggregate fleet net book value	$10.4 billion	$9.0 billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value of ALC's owned fleet.

The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Region	% of Net Book Value	% of Net Book Value
Asia	43.2%	42.9%
Europe	29.7%	33.0%
The Middle East and Africa	10.0%	5.6%
Central America, South America and Mexico	9.0%	8.7%
Pacific, Australia, New Zealand	4.1%	5.2%
U.S. and Canada	4.0%	4.6%
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of September 30, 2015 and December 31, 2014:

	September 30, 2015		December 31, 2014
	Number of		Number of
Aircraft type	Aircraft	% of Total	Aircraft	% of Total
Airbus A319/320/321	69	29.4%	64	30.0%
Airbus A330-200/300	21	8.9%	21	9.8%
Boeing 737-700/800	83	35.3%	69	32.4%
Boeing 767-300ER	1	0.4%	1	0.5%
Boeing 777-200/300ER	16	6.8%	10	4.7%
Embraer E175/190	26	11.1%	30	14.1%
ATR 42/72-600	19	8.1%	18	8.5%
Total	235	100.0%	213	100.0%

Debt Financing Activities

We ended the third quarter of 2015 with total debt, net of discounts and issuance costs, of $7.5 billion as compared to $6.6 billion as of December 31, 2014.  Total debt was comprised of $6.7 billion of unsecured debt, representing 88% of our debt portfolio as of September 30, 2015 from 82% as of December 31, 2014.  In addition, our fixed rate debt increased to 81% as of September 30, 2015 from 75% as of December 31, 2014.

During the quarter, the Company issued $500 million in aggregate principal amount of senior unsecured notes due 2018 that bear interest at a rate of 2.625%.  In addition, the Company entered into an agreement to increase the capacity of its Syndicated Unsecured Revolving Credit Facility by $90 million to $2.8 billion. We ended the quarter with $2.8 billion in liquidity and a debt to equity ratio of 2.55:1.

The Company’s debt financing was comprised of the following at September 30, 2015 and December 31, 2014 (dollars in thousands):

	September 30, 2015	December 31, 2014
Unsecured
Senior notes	$5,677,769	$4,579,194
Revolving credit facilities	494,000	569,000
Term financings	286,276	196,146
Convertible senior notes	200,000	200,000
Total unsecured debt financing	6,658,045	5,544,340
Secured
Term financings	499,120	636,411
Warehouse facility	374,595	484,513
Export credit financing	59,893	64,884
Total secured debt financing	933,608	1,185,808

Total debt financing	7,591,653	6,730,148
Less: Debt discounts and issuance costs	(93,413)	(99,390)
Debt financing, net of discounts and issuance costs	$7,498,240	$6,630,758
Selected interest rates and ratios:
Composite interest rate(1)	3.61%	3.64%
Composite interest rate on fixed-rate debt(1)	4.04%	4.22%
Percentage of total debt at fixed-rate	80.83%	75.26%

(1)Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

(2)This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on November 5, 2015 at 4:30 PM Eastern Time to discuss the Company's financial results for the third quarter of 2015.

Investors can participate in the conference call by dialing (877) 280-2126 domestic or (678) 562-4234 international. The passcode for the call is 52144828.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

For your convenience, the conference call can be replayed in its entirety beginning at 8:30 PM ET on November 5, 2015 until 11:59 PM ET November 12, 2015. If you wish to listen to the replay of this conference call, please dial (855) 859-2056 domestic or (404) 537-3406 international and enter passcode 52144828.

About Air Lease Corporation (NYSE: AL)

Air Lease Corporation is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC's website at www.airleasecorp.com.

Contact

Investors:
Ryan McKenna Vice President Email: rmckenna@airleasecorp.com

Media:
Laura St. John Manager, Media and Investor Relations Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	our inability to make acquisitions of, or lease, aircraft on favorable terms;
•	our inability to sell aircraft on favorable terms;
•

our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	our inability to obtain refinancing prior to the time our debt matures;
•	impaired financial condition and liquidity of our lessees;
•	deterioration of economic conditions in the commercial aviation industry generally;
•	increased maintenance, operating or other expenses or changes in the timing thereof;
•	changes in the regulatory environment;
•	potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and
•	the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2014 and other SEC filings

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$119,722	$282,819
Restricted cash	10,700	7,469
Flight equipment subject to operating leases	11,533,922	9,832,421
Less accumulated depreciation	(1,114,720)	(878,617)
	10,419,202	8,953,804
Deposits on flight equipment purchases	1,084,075	1,144,603
Other assets	277,995	302,485
Total assets	$11,911,694	$10,691,180
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$168,558	$190,952
Debt financing, net of discounts and issuance costs	7,498,240	6,630,758
Security deposits and maintenance reserves on flight equipment leases	802,226	698,172
Rentals received in advance	84,630	75,877
Deferred tax liability	418,592	323,359
Total liabilities	$8,972,246	$7,919,118
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 102,580,955 and 102,392,208 shares at September 30, 2015 and December 31, 2014, respectively	1,010	1,010
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	2,222,682	2,215,479
Retained earnings	715,756	555,573
Total shareholders’ equity	$2,939,448	$2,772,062
Total liabilities and shareholders’ equity	$11,911,694	$10,691,180

(1)

Pursuant to the early adoption of ASU No. 2015-03, Interest-Imputation of Interest, debt issuance costs have been presented as a direct deduction from the carrying amount of the related debt liability. This change has been applied retrospectively.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)
Revenues
Rental of flight equipment	$304,264	$252,519	$860,281	$725,448
Aircraft sales, trading and other	8,862	9,420	35,862	39,101
Total revenues	313,126	261,939	896,143	764,549
Expenses
Interest	60,103	48,582	173,654	140,275
Amortization of debt discounts and issuance costs	7,419	7,423	22,782	20,902
Interest expense	67,522	56,005	196,436	161,177

Depreciation of flight equipment	102,046	86,119	291,460	245,736
Settlement	—	—	72,000	—
Selling, general and administrative	19,323	19,656	56,150	58,748
Stock-based compensation	4,648	3,882	12,372	12,222
Total expenses	193,539	165,662	628,418	477,883

Income before taxes	119,587	96,277	267,725	286,666
Income tax expense	(42,545)	(33,844)	(95,233)	(100,799)
Net income	$77,042	$62,433	$172,492	$185,867

Net income per share of Class A and B common stock
Basic	$0.75	$0.61	$1.68	$1.82
Diluted	$0.71	$0.58	$1.60	$1.73

Other financial data
Adjusted net income(1)	$131,654	$107,582	$374,879	$319,790
Adjusted diluted earnings per share(1)	$1.20	$0.99	$3.43	$2.95

(1)

Adjusted net income (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, that are not expected to continue in the future and certain other items), and adjusted diluted earnings per share (defined as net income excluding the effects of certain non-cash items, one-time or non-recurring items, such as settlement expense, that are not expected to continue in the future and certain other items divided by the weighted average diluted common shares outstanding) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income, earnings per share, and diluted earnings per share, or any other performance measures derived in accordance with GAAP. Adjusted net income and adjusted diluted earnings per share, are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income and adjusted diluted earnings per share to assess our consolidated financial and operating performance.  Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results.  Adjusted net income and adjusted diluted earnings per share, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income and adjusted diluted earnings per share do not reflect our cash expenditures or changes in or cash requirements for our working capital needs.  In addition, our calculation of adjusted net income and adjusted diluted earnings per share may differ from the adjusted net income and adjusted diluted earnings per share or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

The following tables show the reconciliation of net income to adjusted net income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$77,042	$62,433	$172,492	$185,867
Amortization of debt discounts and issuance costs	7,419	7,423	22,782	20,902
Stock-based compensation	4,648	3,882	12,372	12,222
Settlement	—	—	72,000	—
Provision for income taxes	42,545	33,844	95,233	100,799
Adjusted net income	$131,654	$107,582	$374,879	$319,790

The following table shows the reconciliation of net income to adjusted diluted earnings per share (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted diluted earnings per share:
Net income	$77,042	$62,433	$172,492	$185,867
Amortization of debt discounts and issuance costs	7,419	7,423	22,782	20,902
Stock-based compensation	4,648	3,882	12,372	12,222
Settlement	—	—	72,000	—
Provision for income taxes	42,545	33,844	95,233	100,799
Adjusted net income	$131,654	$107,582	$374,879	$319,790
Assumed conversion of convertible senior notes	1,463	1,465	4,341	4,346
Adjusted net income plus assumed conversions	$133,117	$109,047	$379,220	$324,136
Weighted-average diluted shares outstanding	110,623,960	110,457,170	110,635,282	109,997,159
Adjusted diluted earnings per share	$1.20	$0.99	$3.43	$2.95

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2015	2014
	(unaudited)
Operating Activities
Net income	$172,492	$185,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	291,460	245,736
Stock-based compensation	12,372	12,222
Deferred taxes	95,233	100,799
Amortization of discounts and debt issuance costs	22,782	20,902
Gain on aircraft sales, trading and other activity	(29,061)	(37,075)
Changes in operating assets and liabilities:
Other assets	18,384	12,702
Accrued interest and other payables	(5,857)	22,960
Rentals received in advance	8,753	7,060
Net cash provided by operating activities	586,558	571,173
Investing Activities
Acquisition of flight equipment under operating lease	(1,697,742)	(1,206,985)
Payments for deposits on flight equipment purchases	(482,798)	(480,791)
Proceeds from aircraft sales, trading and other activity	691,458	293,278
Acquisition of furnishings, equipment and other assets	(189,493)	(168,092)
Net cash used in investing activities	(1,678,575)	(1,562,590)
Financing Activities
Issuance of common stock upon exercise of options	40	845
Cash dividends paid	(12,302)	(9,171)
Tax withholdings on stock-based compensation	(5,302)	(18,089)
Net change in unsecured revolving facilities	(75,000)	(349,000)
Proceeds from debt financings	1,217,384	1,656,395
Payments in reduction of debt financings	(293,736)	(526,984)
Net change in restricted cash	(3,231)	79,110
Debt issuance costs	(4,188)	(7,627)
Security deposits and maintenance reserve receipts	150,318	128,630
Security deposits and maintenance reserve disbursements	(45,063)	(22,194)
Net cash provided by financing activities	928,920	931,915
Net decrease in cash	(163,097)	(59,502)
Cash and cash equivalents at beginning of period	282,819	270,173
Cash and cash equivalents at end of period	$119,722	$210,671
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $30,449 and $31,907 at September 30, 2015 and 2014, respectively	$199,745	$149,466
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment and other assets applied to payments for deposits on flight equipment purchases	$766,616	$583,776
Cash dividends declared, not yet paid	$4,103	$3,072